UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 27, 2007	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

SILVER RESERVE CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1226 White Oak Blvd., Suite 10A Oakville, Ontario L6H 2B9
(Address of Principal Executive Offices) (Zip Code)

905-845-1073

(Registrant’s telephone number, including area code)

Item 8.01  Other Events

Silver Reserve Corp. (the “Company”) announced on July 27, 2007, that its common stock will trade on the NASDAQ-operated Over-the-Counter Bulletin Board (the “OTCBB””). The Company’s common stock will trade on the OTCBB under the ticker symbol “SLVV”.

Item 9.01  Exhibits

99.1	Press release dated July 27, 2007 issued by Silver Reserve Corp. announcing the trading of its common stock on the OTC Bulletin Board

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER RESERVE CORP.

July 27, 2007	By:	/s/ Stafford Kelley
Name: Stafford Kelley
Title: Secretary